Q2 2025 EARNINGS SUPPLEMENT JULY 30, 2025

LEGAL DISCLAIMER This earnings supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the future financial and operating results of the Company, estimates of future EBITDA, the timing and performance of new store openings, future reductions in cost of capital and leverage ratio, our ability to conduct future accretive acquisitions and our pipeline of new store locations. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are difficult to predict and beyond our control, which could cause our actual results to differ materially from the results expressed or implied in such forward-looking statements. We refer you to the documents that we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this earnings supplement. We undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this earnings supplement. 2

Q2 2025 HIGHLIGHTS 3 3.7% Sales Decline (1) System-Wide -3.9% SSS Decline (2) System-Wide 18 New Store Openings (3) Q2 2025 $146.8mm Total Revenue Q2 2025 $15.7mm Adj. EBITDA (4) Q2 2025 $592.2mm System-Wide Sales (1) System-wide sales growth reflects the percentage change in sales in any given fiscal period compared to the prior fiscal period for all stores in that brand only when the brand is owned by FAT Brands. Because of acquisitions, new store openings and store closures, the stores open throughout both fiscal periods being compared may be different from period to period.. (2) Same-store sales growth reflects the change in year-over-year sales for the comparable store base, which we define as the number of stores open and in the FAT Brands system for at least one full fiscal year. For stores that were temporarily closed, sales in the current and prior period are adjusted accordingly. Given our focused marketing efforts and public excitement surrounding each opening, new stores often experience an initial start-up period with considerably higher than average sales volumes, which subsequently decrease to stabilized levels after three to six months. Additionally, when we acquire a brand, it may take several months to integrate fully each location of said brand into the FAT Brands platform. Thus, we do not include stores in the comparable base until they have been open and in the FAT Brands system for at least one full fiscal year. (3) New store openings reflects the number of stores opened during a particular reporting period. The total number of new stores per reporting period and the timing of store openings has, and will continue to have, an impact on our results. (4) EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We use the term EBITDA, as opposed to income from operations, as it is widely used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. EBITDA is not a measure of our financial performance or liquidity that is determined in accordance with generally accepted accounting principles (“GAAP”), and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. Adjusted EBITDA is defined as EBITDA (as defined above), excluding expenses related to acquisitions, refranchising gain or losses, impairment charges, and certain non-recurring or non-cash items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations. A reconciliation of net income presented in accordance with GAAP to EBITDA and adjusted EBITDA is set forth in the Appendix.

Q2 2025 RESULTS 4 (1) EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We use the term EBITDA, as opposed to income from operations, as it is widely used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. EBITDA is not a measure of our financial performance or liquidity that is determined in accordance with generally accepted accounting principles (“GAAP”), and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. Adjusted EBITDA is defined as EBITDA (as defined above), excluding expenses related to acquisitions, refranchising gain or losses, impairment charges, and certain non-recurring or non-cash items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations. A reconciliation of net income presented in accordance with GAAP to EBITDA and adjusted EBITDA is set forth in the Appendix. Royalties $23.3mm $22.2mm Q2 2024 Q2 2025 Systemwide Sales Revenue $152.0mm $146.8mm Q2 2024 Q2 2025 Adj. EBITDA (1) $15.7mm $15.7mm Q2 2024 Q2 2025 $614.7mm $592.2mm Q2 2024 Q2 2025

2025 STRATEGIC FOCUS

Accelerate Build-Out of 1,000+ Unit New Store Pipeline

Maintain Strong Liquidity

Grow Factory Production to Utilize ~60% Excess Capacity via Expanded Organic Channels & 3rd Party Dough & Mix Manufacturing

Drive Adj. EBITDA Growth
~$10mm from New Stores
~$5mm from Factory

Continue to Build Net Asset Value for Future Liquidity (Debt Reduction) Event

Re-franchise Fazoli's 57 Company-Owned Restaurants

FAT BRANDS FRESH. AUTHENTIC. TASTY. 5

APPENDIX

DEFINITIONS “EBITDA,” a non-GAAP measure, defined as earnings before interest, taxes, depreciation and amortization. We use the term EBITDA, as opposed to income from operations, as it is widely used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. EBITDA is not a measure of our financial performance or liquidity that is determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of net income presented in accordance with GAAP to EBITDA and adjusted EBITDA is set forth in the Appendix. “Adjusted EBITDA,” a non-GAAP measure, defined as EBITDA (as defined above), excluding expenses related to acquisitions, refranchising gain or losses, impairment charges, and certain non-recurring or non-cash items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations. A reconciliation of net income presented in accordance with GAAP to EBITDA and adjusted EBITDA is set forth in the Appendix. “Adjusted net loss,” a non-GAAP measure, defined as net loss plus the impact of adjustments and the tax effects of such adjustments. Adjusted net loss is presented because we believe it helps convey supplemental information to investors regarding our performance, excluding the impact of special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net loss as presented may not be comparable to other similarly titled measures of other companies, and our presentation of adjusted net loss should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non- GAAP financial measure to analyze changes in our underlying business from quarter to quarter based on comparable financial results. Reconciliations of net loss attributable to FAT Brands Inc. presented in accordance with GAAP to EBITDA, adjusted EBITDA and adjusted net loss are set forth in the Appendix. “Same-store sales growth” or “SSS” a non-GAAP measure, reflects the change in year-over-year sales for the comparable store base, which we define as the number of stores open and in the FAT Brands system for at least one full fiscal year. For stores that were temporarily closed, sales in the current and prior period are adjusted accordingly. Given our focused marketing efforts and public excitement surrounding each opening, new stores often experience an initial start-up period with considerably higher than average sales volumes, which subsequently decrease to stabilized levels after three to six months. Additionally, when we acquire a brand, it may take several months to integrate fully each location of said brand into the FAT Brands platform. Thus, we do not include stores in the comparable base until they have been open and in the FAT Brands system for at least one full fiscal year. “System-wide sales growth,” a non-GAAP measure, reflects the percentage change in sales in any given fiscal period compared to the prior fiscal period for all stores in that brand only when the brand is owned by FAT Brands. Because of acquisitions, new store openings and store closures, the stores open throughout both fiscal periods being compared may be different from period to period. I

CONSOLIDATED STATEMENT OF OPERATIONS

FAT Brands Inc. Consolidated Statements of Operations

(In thousands, except share and per share data)	Thirteen Weeks Ended June 29, 2025	Thirteen Weeks Ended June 30, 2024	Twenty-Six Weeks Ended June 29, 2025	Twenty-Six Weeks Ended June 30, 2024
Revenue				
Royalties	$ 22,169	$ 23,318	$ 43,942	$ 45,265
Restaurant sales	102,388	107,410	201,803	213,348
Advertising fees	9,667	10,065	19,431	19,861
Factory revenues	10,250	9,636	19,061	19,110
Franchise fees	1,124	1,113	2,314	2,594
Other revenue	1,238	498	2,304	3,829
Total revenue	146,836	152,040	288,855	304,007
Costs and expenses				
General and administrative expense	44,415	29,558	77,458	59,563
Cost of restaurant and factory revenues	98,050	100,113	194,147	199,163
Depreciation and amortization	8,382	10,246	18,773	20,440
Refranchising (gain) loss	(9)	175	(31)	1,683
Advertising fees	11,548	14,651	22,624	27,243
Total costs and expenses	162,386	154,743	312,971	308,092
Loss from operations	(15,550)	(2,703)	(24,116)	(4,085)
Other (expense) income, net				
Interest expense	(34,952)	(29,586)	(66,396)	(59,209)
Interest expense related to preferred shares	(4,417)	(4,417)	(8,835)	(8,835)
Net (loss) gain on extinguishment of debt	—	—	(151)	427
Other income (loss), net	7	(752)	44	(548)
Total other expense, net	(39,362)	(34,755)	(75,338)	(68,165)
Loss before income tax provision	(54,912)	(37,458)	(99,454)	(72,250)
Income tax provision	(457)	(1,901)	(2,226)	(5,425)
Net loss	(55,369)	(39,359)	(101,680)	(77,675)
Less: Net loss attributable to non-controlling interest	(1,181)	—	(1,523)	—
Net loss attributable to FAT Brands Inc.	$ (54,188)	$ (39,359)	$ (1,523)	$ (77,675)
Net loss attributable to FAT Brands Inc.	$ (54,188)	$ (39,359)	$ (100,157)	$ (77,675)
Dividends on preferred shares	(2,310)	(1,920)	(4,541)	(3,801)
	$ (56,498)	$ (41,279)	$ (104,698)	$ (81,476)
Basic and diluted loss per common share	$ (3.17)	$ (2.43)	$ (5.91)	$ (4.80)
Basic and diluted weighted average shares outstanding	17,821,815	17,007,352	17,702,122	16,977,376
Cash dividends declared per common share	$ —	$ 0.14	$ —	$ 0.28

11

CONSOLIDATED EBITDA & ADJ. EBITDA RECONCILIATION III FAT Brands Inc. Consolidated EBITDA and Adjusted EBITDA Reconciliation Thirteen Weeks Ended Twenty-Six Weeks Ended (In thousands) June 29, 2025 June 30, 2024 June 29, 2025 June 30, 2024 Net loss attributable to FAT Brands Inc. $ (54,188) $ (39,359) $ (100,157) $ (77,675) Interest expense, net 39,369 34,003 75,231 68,044 Income tax provision 457 1,901 2,226 5,425 Depreciation and amortization 8,382 10,246 18,773 20,440 EBITDA (5,980) 6,791 (3,927) 16,234 Bad debt expense (recovery) 971 (1,729) 1,201 (1,561) Share-based compensation expenses 12,765 677 13,131 1,422 Non-cash lease expenses 395 758 735 1,388 Refranchising (gain) loss (9) 175 (31) 1,683 Litigation costs 5,198 7,852 12,062 11,660 Severance — 19 — 41 Net loss related to advertising fund deficit 2,178 1,140 2,747 3,422 Net loss (gain) on extinguishment of debt — — 151 (427) Pre-opening expenses 177 63 695 91 Adjusted EBITDA $ 15,695 $ 15,747 $ 26,764 $ 33,953

ADJUSTED NET LOSS RECONCILIATION

FAT Brands Inc. Adjusted Net Loss Reconciliation

	Thirteen Weeks Ended		Twenty-Six Weeks Ended	
(In thousands, except share and per share data)	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Net loss attributable to FAT Brands Inc.	$ (54,188)	$ (39,359)	$ (100,157)	$ (77,675)
Refranchising (gain) loss	(9)	175	(31)	1,683
Net loss (gain) on extinguishment of debt	—	—	151	(427)
Litigation costs	5,198	7,852	12,062	11,660
Severance	—	19	—	41
Tax adjustments, net (1)	43	408	273	973
Adjusted net loss	$ (48,956)	$ (30,905)	$ (87,702)	$ (63,745)
Net loss	$ (54,188)	$ (39,359)	$ (100,157)	$ (77,675)
Dividends on preferred shares	(2,310)	(1,920)	(4,541)	(3,801)
	$ (56,498)	$ (41,279)	$ (104,698)	$ (81,476)
Adjusted net loss	$ (48,956)	$ (30,904)	$ (87,702)	$ (63,745)
Dividends on preferred shares	(2,310)	(1,920)	(4,541)	(3,801)
	$ (51,266)	$ (32,824)	$ (92,243)	$ (67,546)
Loss per basic and diluted share	$ (3.17)	$ (2.43)	$ (5.91)	$ (4.80)
Adjusted net loss per basic and diluted share	$ (2.88)	$ (1.93)	$ (5.21)	$ (3.98)
Weighted average basic and diluted shares outstanding	17,821,815	17,007,352	17,702,122	16,977,376

(1) Reflects the tax impact of the adjustments using the effective tax rate for the respective periods.

FAT BRANDS FRESH. AUTHENTIC. TASTY. IV

CONTACT INVESTOR RELATIONS: MEDIA RELATIONS: ICR MICHELLE MICHALSKI IR-FATBRANDS@ICRINC.COM 646-277-1224 FAT BRANDS ERIN MANDZIK EMANDZIK@FATBRANDS.COM 860-212-6509